Exhibit 4.15
                          REGISTRATION RIGHTS AGREEMENT

          REGISTRATION RIGHTS AGREEMENT, dated as of August 17, 1999, by and among Concentra Managed Care, Inc., a Delaware corporation (the "COMPANY"), the several persons named in Schedule I hereto (collectively, the "SCHEDULE I PURCHASERS") and the person named in Schedule II hereto (the "CHASE PURCHASER"), each of whom has agreed to purchase the Company's 14% Senior Discount Debentures due 2010 (the "DEBENTURES") pursuant to the Purchase Agreement (as defined below). The Schedule I Purchasers and the Chase Purchaser are herein sometimes referred to collectively as the "PURCHASERS."

          WHEREAS, this Agreement is made pursuant to the Purchase Agreement as of dated August 17, 1999 (the "PURCHASE AGREEMENT") by and among the Company and the Purchasers and in order to induce the Purchasers to purchase the Debentures, the Company has agreed to provide the registration rights set forth in this Agreement.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

          1. CERTAIN DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture, dated as of August 17, 1999, between the Company and United States Trust Company of New York, as Trustee, relating to the Debentures (the "INDENTURE"). In addition to the terms defined elsewhere herein, the following terms shall have the following respective meanings when used herein with initial capital letters:

          "BOARD" means the Board of Directors of the Company.

          "COMMISSION" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "REGISTRATION EXPENSES" shall mean the expenses so described in
     Section 8 hereof.

          "SECURITIES ACT" shall mean the Securities Act of 1933 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "SELLING EXPENSES" shall mean the expenses so described in Section 8 hereof.


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          2. DEMAND REGISTRATION.

          (a) At any time after the Issue Date, the holders of a majority in aggregate principal amount at maturity of the outstanding Debentures may request the Company to register under the Securities Act all or any portion of the Debentures held by such requesting holder or holders for sale in the manner specified in such notice. At any time after the third anniversary of the Issue Date, the Chase Purchaser may make one request to the Company to register under the Securities Act all of the Debentures held by such requesting holder for sale in the manner specified in such notice.

          (b) Promptly following receipt of any notice under this Section 2, the Company shall immediately notify any holders of Debentures from whom notice has not been received and shall use its best efforts to register as soon as possible under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from the original requesting holders, the principal amount at maturity of the Debentures specified in such notice (and in any notices received from other holders of Debentures within 20 days after their receipt of such notice from the Company). The original requesting holders may choose the managing underwriter (which shall be a nationally recognized investment banking firm), subject to the consent of the Company (which shall not be unreasonably withheld). Notwithstanding anything to the contrary contained herein, the obligation of the Company under this Section 2 shall be deemed satisfied only when a registration statement covering all of the principal amount at maturity of the Debentures specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holder, shall have become effective.

          (c) The Company shall not be obligated to file a registration statement relating to any registration request under this Section 2:

               (i) if with respect thereto the managing underwriter, the Commission, the Securities Act or the rules and regulations thereunder, or the form on which the registration statement is to be filed, would require the conduct of an audit other than the regular audit conducted by the Company at the end of its fiscal year, in which case the filing may be delayed until the completion of such audit (and the Company shall, upon request of the parties demanding registration pursuant to this Section 2, use its reasonable efforts to cause such audit to be completed expeditiously and without unreasonable delay);

               (ii) if the Company is in possession of material non-public information and the Board determines in good faith that disclosure of such information would not be in the best interests of the Company and its stockholders, in which case the filing of the registration statement may be delayed until the earlier of (i) the second business day after such conditions shall have ceased to exist and (ii) the

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


          90th day after receipt by the Company of the written request from the holders specified in paragraph (a) above; or

               (iii) within a period of 180 days (or such lesser period as the managing underwriters in an underwritten offering may permit) after the effective date of any other registration statement relating to any securities of the Company.

          3. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of Section 2 hereof to use its best efforts to effect the registration of any of the Debentures under the Securities Act, the Company will, as expeditiously as possible:

          (a) in accordance with the Securities Act and all applicable rules and regulations, prepare (and afford counsel for the selling holders reasonable opportunity to review and comment thereon) and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

          (b) prepare (and afford counsel for the selling holders reasonable opportunity to review and comment thereon) and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith and any documents incorporated by reference therein and file such other documents as may be necessary to keep such registration statement effective for the period specified in paragraph
     (a) above and to comply with the provisions of the Securities Act with respect to the disposition of all Debentures covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

          (c) furnish to each seller and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus), and all amendments, supplements, and exhibits thereto, and such other documents as such persons may reasonably request in order to facilitate the public sale or other disposition of the Debentures covered by such registration statement (and the Company hereby consents to the use of any such prospectus, together with such supplements and amendments, by the sellers and underwriters, if any, in connection with the offer and sale covered thereby);

          (d) use its best efforts to register or qualify the Debentures covered by such registration statement under the securities or blue sky laws of such jurisdictions as the sellers of Debentures or, in the case of an underwritten offering, the managing underwriter, shall reasonably request (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be

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


     required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any jurisdiction);

          (e) immediately notify each seller under such registration statement and each underwriter, (i) when such registration statement or any post-effective amendment or supplement thereto becomes effective or a supplement to any prospectus forming a part of such registration statement has been filed; (ii) of the issuance by the Commission or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of such registration statement (and the Company shall use best efforts to prevent the initiation of proceedings for, prevent the entry of and/or remove such order or requirement); (iii) of the happening of any event as a result of which such registration statement, as then in effect, the prospectus contained therein or any document incorporated by reference therein includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; or (iv) of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

          (f) use its best efforts to furnish, at the request of any seller, on the date that Debentures are delivered to the underwriters for sale pursuant to such registration, if such securities are being sold through underwriters, or on the date that the registration statement becomes effective, if such securities are not being sold through underwriters: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to such seller, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements, the notes thereto, and the financial schedules and other financial and statistical data contained therein) and (C) to such other effects as may reasonably be requested by counsel for the underwriters or by such seller or its counsel, and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters, if any, and to such sellers stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to

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     the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters or sellers may reasonably request;

          (g) take such actions as may be necessary or appropriate to obtain a CUSIP number (if none exists) for the Debentures and make all filings and secure all approvals required pursuant to the regulations of the National Association of Securities Dealers, Inc. in connection with such registration;

          (h) use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to any holder of Debentures as soon as reasonably practicable (but not more than 15 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder; and

          (i) make available for inspection by each seller, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement and permit such seller, attorney, accountant or agent to participate in the preparation of such registration statement.

For purposes of paragraphs (a) and (b) above and of Section 2(c) hereof, the period of distribution of Debentures in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all Debentures purchased by it, and the period of distribution of Debentures in any other registration shall be deemed to extend until the earlier of the sale of all Debentures covered thereby or six months after the effective date thereof.

          In connection with each registration hereunder, the selling holders of Debentures will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws.

          In connection with each registration pursuant to Section 2 hereof covering an underwritten public offering, the Company agrees to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters and companies of the Company's size and investment stature; PROVIDED, HOWEVER, that such agreement shall not contain any such provision applicable to the Company which is inconsistent with the provisions hereof and PROVIDED, FURTHER, HOWEVER, that the time and place of

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the closing under said agreement shall be as mutually agreed upon among the
Company, such managing underwriter and the selling holders of Debentures.

          4. EXPENSES. All expenses incurred by the Company in complying with
Section 2 hereof, including, without limitation, all registration, listing and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company (including with respect to any special audit or "cold comfort" letters), fees of the National Association of Securities Dealers, Inc., transfer taxes and fees of transfer agents and registrars, as well as reasonable fees and out-of pocket expenses of not more than one counsel for all the Purchasers but excluding any Selling Expenses, are herein called "REGISTRATION EXPENSES." All underwriting discounts and selling commissions applicable to the sale of Debentures are herein called "SELLING EXPENSES."

          The Company will pay all Registration Expenses in connection with each registration statement filed pursuant to Section 2 hereof. All Selling Expenses in connection with any registration statement filed pursuant to Section 2 hereof shall be borne by the participating sellers in proportion to the principal amount at maturity of Debentures sold by each, or by such persons as they may agree.

          5. INDEMNIFICATION. In the event of a registration of any of the Debentures under the Securities Act pursuant to Section 2 hereof, the Company will indemnify and hold harmless, to the fullest extent permitted by law, each seller of such Debentures thereunder, each underwriter of Debentures thereunder, each of their respective affiliates, each of their and their affiliates' respective directors, officers, fiduciaries, trustees, agents, employees, stockholders, general and limited partners and members, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof (all of the foregoing, collectively, "CLAIMS") and expenses (including fees and expenses of counsel, and amounts paid in any settlement effected with the Company's consent, which consent shall not be unreasonably withheld or delayed) to which such indemnified party may become subject under the Securities Act or otherwise, insofar as such Claims or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Debentures were registered under the Securities Act pursuant to Section 2, any preliminary prospectus, summary or final prospectus contained therein, or any amendment or supplement of any thereof, or any documents incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such indemnified party for any legal or other expenses incurred by them in connection with investigating or defending any such Claim; PROVIDED, HOWEVER, that the Company will not be liable to any such indemnified party if and to the extent that any such Claim or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity

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


with information pertaining to such indemnified party furnished by such indemnified party in writing specifically for use in such registration statement or prospectus.

          In the event of a registration of any of the Debentures under the Securities Act pursuant to Section 2 hereof, each seller of such Debentures thereunder, severally and not jointly, will indemnify and hold harmless, to the fullest extent permitted by law, the Company and each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, each other holder selling Debentures under such registration statement and each affiliate, officer, director, fiduciary, trustee, agent, employee, stockholder, general or limited partner or member of such selling holder against all Claims and expenses (including fees and expenses of counsel, and amounts paid in any settlement effected with the indemnifying party's consent, which consent shall not be unreasonably withheld or delayed) to which the Company or such officer or director or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such Claims or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Debentures were registered under the Securities Act pursuant to Section 2, any preliminary prospectus, summary or final prospectus contained therein, or any amendment or supplement of any thereof, or any documents incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such indemnified party for any legal or other expenses incurred by them in connection with investigating or defending any such Claim; PROVIDED, HOWEVER, that such seller will be liable hereunder to any such indemnified party if and only to the extent that any such Claim or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; PROVIDED, FURTHER, HOWEVER, that the liability of each seller hereunder shall be limited to the proceeds (net of underwriting discounts and commissions) received by such seller from the sale of Debentures covered by such registration statement.

          Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party under this Section 5 except to the extent such indemnifying party is materially prejudiced thereby, and in any event will not relieve such indemnifying party from any liability which it may have to any indemnified party other than under this Section 5. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with

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counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 5 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; PROVIDED, HOWEVER, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, or if the indemnifying party shall not diligently continue such defense in good faith, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

          Notwithstanding the foregoing, any indemnified party shall have the right to retain its own counsel in any such action, but except as set forth above the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have failed to retain counsel for the indemnified person as aforesaid or (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel. It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one firm (together with local counsel) to act as counsel for the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld or delayed), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party (which shall not be unreasonably withheld or delayed), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action) unless such settlement, compromise or judgment (i) includes an unconditional release of such indemnified party from all liability arising out of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such indemnified party.

          If for any reason the indemnification provided for in the first two paragraphs of this Section 5 is unavailable or insufficient to hold harmless an indemnified party under such paragraphs in respect of any Claims or expenses in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such Claims or expenses in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the underwriters and the sellers of such Debentures, on the other, in connection with the statements or omissions which resulted in such Claims or expenses as well as any other relevant equitable considerations, including the failure to give any notice under the third paragraph of this Section 5. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the indemnifying party, on the one hand, or the indemnified party, on the other, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each of you agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by PRO RATA allocation (even if all of the sellers of such Debentures were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an indemnified party as a result of the Claims and expenses in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, no seller of such Debentures or related indemnified party shall be required to contribute any amount in excess of the amount of proceeds (net of underwriting discounts and commissions) received by such seller from the sale of Debentures covered by such registration statement. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

          The indemnification of underwriters provided for in this Section 5 shall be on such other terms and conditions as are at the time customary and reasonably required by such underwriters. In that event the indemnification of the sellers of Debentures in such underwriting shall at the sellers' request be modified to conform to such terms and conditions.

          The indemnification and contribution agreements contained herein shall be in addition to any other rights to indemnification and contribution which any indemnified party may have pursuant to law or contract or otherwise, shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of Debentures by any such party.

          6. MISCELLANEOUS.

          (a) This Agreement shall inure to the benefit of an be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent holders of Debentures; PROVIDED that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any holder of Debentures shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively

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     deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to received the benefits hereof.

          (b) Any notice or other communications required or permitted hereunder shall be deemed to be sufficient and received if contained in a written instrument delivered in person or by courier or duly sent by first class certified mail, postage prepaid, or by facsimile addressed to such party at the address or facsimile number set forth below:

          (1) if to the Company, to it at:

               5080 Spectrum Drive
               Suite 400, West Tower
               Addison, Texas 75001
               Telecopy Number: (972) 387-1938
               Attention: General Counsel

          with a copy to:

               Reboul, MacMurray, Hewitt, Maynard & Kristol
               45 Rockefeller Plaza
               New York, New York 10111
               Telecopy Number:  (212) 841-5725
               Attention: Othon A. Prounis

          (2) if to any holder of Debentures, at the address set forth on the records of the Note Register under the Indenture.

          (c) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          (d) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except by an instrument in writing signed by the Company and (i) the holders of a majority of the principal amount of maturity of the Debentures and (ii) if adversely affected thereby, each of the other holders of Debentures so adversely affected. Any waiver of any provision of this Agreement must be in a writing signed by the party against whom enforcement of such waiver is sought.

          (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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          (f) Headings and section reference numbers in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          (g) In the event that any one or more of the provisions set forth herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

          (h) Except for holders of the Debentures and as specifically set forth in Section 5 hereof, this Agreement is not intended to confer any rights or remedies upon any person other than the parties hereto.

          (i) Each party hereto agrees that a remedy at law for any breach or threatened breach by such party of this Agreement would be inadequate and therefore agrees that any other party hereto shall be entitled to specific performance of this Agreement in addition to any other available rights and remedies in case of any such breach or threatened breach.

          (j) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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


          IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as a sealed instrument, all as of the day and year first above written.

                                    CONCENTRA MANAGED CARE, INC.


                                    By:  /s/ Richard A. Parr II
                                         -----------------------------------
                                         Name: Richard A. Parr II
                                         Title: Executive Vice President and
                                                General Counsel

                         WCAS CAPITAL PARTNERS III, L.P.
                         By:  WCAS CP III Associates, L.L.C., General Partner


                            By /s/ Paul Queally
                            -----------------------------
                               Managing Member

                         JP MORGAN DIRECT CORPORATE FINANCE
                         INSTITUTIONAL INVESTORS, LLC


                         By: /s/ Julian E. Shles
                             ------------------------------------
                             Name: Julian E. Shles
                             Title: Vice President of J.P. Morgan Investment
                                    Management, Inc., as Investment Advisor

                         JP MORGAN DIRECT CORPORATE FINANCE
                         PRIVATE INVESTORS, LLC


                         By: /s/ Julian E. Shles
                             ------------------------------------
                              Name: Julian E. Shles
                              Title: Vice President of J.P. Morgan Investment
                                     Management, Inc., as Investment Advisor

                         CALIFORNIA PUBLIC EMPLOYEES'
                         RETIREMENT SYSTEM


                         By: /s/ David E.J. Maxwell
                            -------------------------------------
                         Name: David E. J. Maxwell
                         Title: Principal Investment Officer

                         CALIFORNIA STATE TEACHERS' RETIREMENT SYSTEM


                         By: /s/ Eileen Y. Okada
                             ---------------------------------
                             Name: Eileen Y. Okada
                             Title: Director of Investment Administration
                                    and External Relations

                         CHASE EQUITY ASSOCIATES, L.P.
                         By:  Chase Capital Partners,
                              its General Partner


                         By: /s/ Jonas Steinman
                             ----------------------------------
                             Name: Jonas Steinman
                             Title:

                       CMS CO-INVESTMENT SUBPARTNERSHIP II

                       By: CMS CO-INVESTMENT SUBPARTNERSHIP,
                              a Delaware general partnership
                       By: CMS Co-Investment Partners, L.P., a Delaware limited
                              partnership
                       By: CMS/Co-Investment Associates, L.P., a Delaware
                              limited partnership
                       By: MSPS/Co-Investment, Inc.,
                               a Delaware corporation

                       By: /s/ Richard Mitchell
                           --------------------------
                       Its: Vice President

                       By: CMS 1997 Investment Partners, L.P., a Delaware
                              limited partnership
                       By: CMS 1997, Inc.
                              a Delaware corporatio

                       By: /s/ Richard Mitchell
                           --------------------------
                       Its: Vice President

                       By: CMS Co-Investment Partners I-Q, L.P., a Delaware
                              limited partnership
                       By: CMS/Co-Investment Associates, L.P., a Delaware
                              limited partnership
                       By: MSPS/Co-Investment, Inc.,
                              a Delaware corporation

                       By: /s/ Richard Mitchell
                           -------------------------
                       Its: Vice President

                       By: CMS 1997 Investment Partners, L.P., a Delaware
                              limited partnership
                       By: CMS 1997, Inc.
                            a Delaware corporation

                       By: /s/ Richard Mitchell
                           -------------------------
                       Its: Vice President


                       By: /s/ Ira Brind
                           -------------------------
                           Ira Brind

                      By: /s/ Bruce Lindsay
                           ------------------------
                           Bruce Lindsay


                      CMS DIVERSIFIED PARTNERS, L.P.
                      By: CMS/DP Associates, L.P, a general partner
                      By: MSPS/DP, Inc., its general partner

                                   By: /s/ Richard Mitchell
                                       -----------------------------------
                                                  Vice President

                      By: CMS 1995 Investment Partners, L.P, a general partner
                      By: CMS 1995, Inc., its general partner

                                   By: /s/ Richard Mitchell
                                       -----------------------------------
                                                  Vice President

                          BT CAPITAL INVESTORS, L.P.


                          By: /s/ Heidi Silverstein
                              ---------------------------
                              Name: Heidi Silverstein
                              Title:   Director

                       FINANCIERE ET INDUSTRIELLE GAZ ET EAUX


                       By: /s/ Bertrand Soleil
                           Name: Bertrand Soleil
                           Title:

                       GS PRIVATE EQUITY PARTNERS II, L.P.
                       By: GS PEP II Advisors, L.L.C.,
                                its General Partner

                       By: GSAM Gen-Par, L.L.C.,
                                its Managing Member


                       By: /s/ Jerome Truzzolino
                           -----------------------------
                           Name: Jerome Truzzolino
                           Title: Vice President


                       GS PRIVATE EQUITY PARTNERS II OFFSHORE, L.P.

                       By:  GS PEP II Offshore Advisors, Inc.,
                                its General Partner


                       By: /s/ Jerome Truzzolino
                           -----------------------------
                           Name: Jerome Truzzolino
                           Title: Vice President


                       GS PRIVATE EQUITY PARTNERS II -
                       DIRECT INVESTMENT FUND, L.P.

                       By: GS PEP II Direct Investment Advisors, L.L.C.,
                               its General Partner

                       By: GSAM Gen-Par, L.L.C.,
                                 its Managing Member


                       By: /s/ Jerome Truzzolino
                           -----------------------------
                           Name: Jerome Truzzolino
                           Title: Vice President

                      GS PRIVATE EQUITY PARTNERS III, L.P.

                      By:  GS PEP III Advisors, L.L.C., its
                               General Partner

                      By:  GSAM Gen-Par, L.L.C., its Managing
                               Partner


                      By: /s/ Jerome Truzzolino
                          ----------------------------------
                          Name: Jerome Truzzolino
                          Title: Vice President


                      GS PRIVATE EQUITY PARTNERS III OFFSHORE, L.P.

                      By:  GS PEP III Offshore Advisors, Inc.,
                               its General Partner


                      By: /s/ Jerome Truzzolino
                          ----------------------------------
                          Name: Jerome Truzzolino
                          Title: Vice President


                      NBK/GS PRIVATE EQUITY PARTNERS, L.P.

                      By:  GS PEP Offshore Advisors (NBK), Inc.
                               General Partner


                      By: /s Jerome Truzzolino
                          ----------------------------------
                          Name: Jerome Truzzolino
                          Title: Vice President

                   HAMILTON LANE PRIVATE EQUITY PARTNERS, L.P.

                   By:  HLSP Investment Management, LLC


                   By: /s/ Mario L. Giannini
                       ---------------------------------
                       Mario L. Giannini
                       Managing Member


                   HAMILTON LANE PRIVATE EQUITY FUND, PLC

                   By:  HLSP Investment Management, LLC


                   By: /s/ Mario L. Giannini
                       ---------------------------------
                       Mario L. Giannini
                                Managing Member

                   A.S.F. CO-INVESTMENT PARTNERS, L.P.


                   By: /s/ Jonathan F. Murphy
                       ------------------------------------
                       Name: Jonathan F. Murphy
                       Title: Managing Member of Old Kings I, LLC, the
                              Sole Member of PAF 10/98, LLC, the Sole
                              General Partner of A.S.F. Co-Investment
                              Partners, L.P.

                    NASSAU CAPITAL PARTNERS III L.P.
                    By Nassau Capital L.L.C.,
                    its General Partner

                    By: /s/ John G. Quigley
                        ----------------------------
                        Name: John G. Quigley
                        Title:   Member


                    NAS PARTNERS LLC


                    By: /s/ John G. Quigley
                        ----------------------------
                        Name: John G. Quigley
                        Title:   Member

                   NEW YORK LIFE INSURANCE COMPANY


                   By: /s/ Steven M. Benevento
                       ---------------------------------
                       Name: Steven M. Benevento
                       Title:   Director

                                   SCHEDULE I

                              SCHEDULE I PURCHASERS

NAME AND ADDRESS OF PURCHASER


WCAS Capital Partners III, L.P.

JP Morgan Director Corporate Finance Institutional Investors, LLC

JP Morgan Director Corporate Finance Private
   Investors, LLC

California Public Employees' Retirement System

California State Teachers' Retirement System

CMS Co-Investment Subpartnership II

CMS Diversified Partners, L.P.

DB Capital Partners

Financiere et Industrielle Gaz et Eaux

GS Private Equity Partners II, L.P.

GS Private Equity Partners II Offshore, L.P.

GS Private Equity Partners II Direct Investment Fund, L.P.

GS Private Equity Partners III, L.P.

GS Private Equity Partners III Offshore, L.P.

NBK/GS Private Equity Partners, L.P.

Hamilton Lane Advisors, Inc.

A.S.F. Co-Investment Partners, L.P.

Nassau Capital Partners III L.P.

NAS Partners LLC

New York Life Insurance Company




c/o    Welsh, Carson, Anderson & Stowe
       320 Park Avenue, Suite 2500
       New York, New York 10022
       Attention: Paul B. Queally
       Telecopy: (212) 893-9566

                                   SCHEDULE II

                                CHASE PURCHASERS


NAME AND ADDRESS OF PURCHASER


Chase Equity Associates, L.P.





c/o  Chase Capital Partners
      380 Madison Avenue, 12th Floor
      New York, New York  10017
      Attention:  Eric Green
      Telecopy:  (212) 622-3950

      with a copy to:

      O'Sullivan Graev & Karabell, LLP
      30 Rockefeller Plaza, 41st Floor
      New York, New York 10112
      Attention:  Phillip Isom
      Telecopy:  (212) 408-2420